                              Sprint Spectrum L.P.
                      Sprint Spectrum Finance Corporation

                    $[       ] [   ]% Senior Notes due 2006
                $[       ] [   ]% Senior Discount Notes due 2006



                               PURCHASE AGREEMENT
                               ------------------


                                                              [          ], 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
LEHMAN BROTHERS INC.
CHASE SECURITIES INC.
DONALDSON LUFKIN & JENRETTE
          SECURITIES CORPORATION
SALOMON BROTHERS INC
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
               Incorporated
    North Tower
    World Financial Center
    New York, New York  10281-1209

          and
          ---

    Lehman Brothers Inc.
    Three World Financial Center
    200 Vesey Street
    New York, New York  10285

Ladies and Gentlemen:

     Sprint Spectrum, L.P., a Delaware limited partnership (the "Company"), and Sprint Spectrum Finance Corporation, a Delaware corporation ("Finco" and, together with the Company, the "Issuers"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Lehman Brothers Inc. ("Lehman"), Chase Securities Inc. ("Chase"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and Salomon Brothers Inc ("Salomon" and, together with Merrill Lynch, Lehman, Chase and

DLJ, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Issuers and the purchase by the Underwriters, acting severally and not jointly, of (i) the respective principal amounts set forth in Schedule A hereto of the $150,000,000 aggregate principal amount of the Issuers'
[      ]% Senior Notes due 2006 (the "Senior Notes") and (ii) the respective
principal amounts at maturity set forth in Schedule A hereto of the $[        ]
aggregate principal amount at maturity of the Issuers' [      ]% Senior Discount
Notes due 2006 (the "Senior Discount Notes" and, together with the Senior Notes, the "Notes"). The Senior Notes are to be issued pursuant to an indenture to be
dated as of [      ], 1996 (the "Senior Notes Indenture") by and among the
Issuers and The Bank of New York, as trustee (the "Senior Notes Trustee"). The Senior Discount Notes will be issued pursuant to an indenture to be dated as of
[      ], 1996 (the "Senior Discount Notes Indenture" and, together with the
Senior Notes Indenture, the "Indentures") by and among the Issuers and The Bank of New York, as trustee (the "Senior Discount Notes Trustee" and, together with the Senior Notes Trustee, the "Trustees").

     Sprint Spectrum Holding Company, L.P., a Delaware limited partnership ("Holdings"), the Company and Sprint Spectrum Equipment Company, L.P., a Delaware limited partnership ("EquipmentCo"), have entered into an Assignment and Assumption Agreement (Equipment) dated as of July 1, 1996 (the "Assignment and Assumption (Equipment)"), pursuant to which Holdings assigned its rights to all of its equipment used in the PCS business to the Company and the Company assigned its rights to such equipment. EquipmentCo, Holdings, the Company and Sprint Spectrum Realty Company, L.P., a Delaware limited partnership ("RealtyCo"), have entered into an Assignment and Assumption Agreement (Leases and Employees) dated as of July 1, 1996 (the "Assignment and Assumption (Leases and Employees)") pursuant to which Holdings assigned to the Company its rights under all of its leases used in the PCS business and the Company assigned its rights under such lease to RealtyCo. EquipmentCo and the Company have entered into an Equipment Lease Agreement dated as of July 1, 1996 (the "Equipment Lease Agreement") pursuant to which EquipmentCo has agreed to lease certain equipment to the Company. The Company and RealtyCo have entered into a Property Use Agreement dated as of July 1, 1996 (the "Property Use Agreement") pursuant to which RealtyCo has agreed to allow the Company to use certain properties. The Assignment and Assumption (Equipment), the Assignment and Assumption (Leases and Employees), the Equipment Lease Agreement and the Property Use Agreement are collectively referred to herein as the "Reorganization Agreements." The transactions consummated pursuant to the Reorganization Agreements are referred to herein as the "Reorganization."

     The Issuers understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and the Indentures have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     The Issuers have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-06609) covering the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Issuers will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Issuers have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as
applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Notes is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to
the preliminary prospectus dated [           ], 1996 together with the Term
Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet.

     Section 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Issuers.  Each of the Issuers,
         ---------------------------------------------
jointly and severally, represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

               (i) Compliance with Registration Requirements.  Each of the
                   -----------------------------------------
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Issuers, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Issuers will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Issuers in writing by any Underwriter expressly for use in the Registration Statement or Prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

               (ii) Independent Accountants.  Deloitte & Touche LLP, the
                    -----------------------
     accountants who certified the consolidated financial statements and supporting schedules of the Company included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. Price Waterhouse LLP, the accountants who certified the financial statements of APC included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (iii)  Financial Statements.  The consolidated financial
                      --------------------
     statements of Holdings and the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of Holdings and the Company, respectively, and its consolidated subsidiaries at the dates indicated and the statements of operations, changes in partners' capital and cash flows of Holdings and the Company, respectively, and their consolidated subsidiaries for the periods specified; said consolidated financial statements of Holdings and the Company, respectively, have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, to such consolidated financial statements included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of Holdings and the Company included in the Registration Statement. The financial statements of APC included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of APC at the dates indicated and the statements of loss, changes in partners' capital and cash flows of APC for the periods specified; said financial statements of APC have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. The pro forma financial information included in the Registration Statement and the Prospectus presents fairly in all material respects the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

               (iv) No Material Adverse Change in Business.  Since the
                    --------------------------------------
     respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and the Subsidiaries (as defined herein) considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"),
     (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and the Subsidiaries considered as one enterprise and (C) there has been no distribution of any kind declared, paid or made by the Company on any of its equity interests.

               (v) Good Standing of the Issuers.  Each of the Issuers is a
                   ----------------------------
     Delaware limited partnership or corporation, as the case may be, duly organized or incorporated, as the case may be, validly existing and in good standing under the laws of Delaware, and has full partnership or corporate, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and each of the Issuers is duly qualified as a foreign limited partnership or corporation, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

               (vi) Good Standing of Subsidiaries.  Each "significant
                    -----------------------------
     subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (collectively, the "Subsidiaries") has been duly organized or incorporated, as the case may be, and is validly existing as a limited partnership or corporation, as the case may be, in good standing under the laws of its jurisdiction of formation or incorporation, as the case may be, has all partnership or corporate, as the case may be, power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign limited partnership or corporation, as the case may be, and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Prospectus and the Registration Statement, all of the issued and outstanding equity interests of each such Subsidiary have been duly authorized and validly issued and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. All of the Subsidiaries are listed on Exhibit 21 to the Registration Statement.

               (vii)  Capitalization.  The capitalization of the Company (A) as
                      --------------
     of March 31, 1996 is as set forth in the Prospectus under the column entitled "Actual" in the section "Capitalization" and (B) as of March 31, 1996, giving pro forma effect to the Reorganization and as adjusted for the offering of the Notes is as set forth in the Prospectus under the column entitled "Pro Forma for the Reorganization and As Adjusted for the Offering" in the section "Capitalization."

               (viii)  Authorization of Agreement.  This Agreement has been duly
                       --------------------------
     authorized, executed and delivered by each of the Issuers.

          (ix) Authorization of the Indentures.  Each of the Indentures has been
               -------------------------------
     duly authorized by each of the Issuers and duly qualified under the 1939 Act and, when duly executed and delivered by the Issuers and the Senior Notes Trustee or the Senior Discount Notes Trustee, as the case may be, will constitute a valid and binding agreement of each of the Issuers, enforceable against each of the Obligors in accordance with its terms, subject to the effects of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforcement may be sought in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

               (x) Authorization of the Senior Notes.  The Senior Notes have
                   ---------------------------------
     been duly authorized by each of the Issuers and, at Closing Time, the Senior Notes will have been duly executed by each of the Issuers and, when authenticated in the manner provided for in the Senior Notes Indenture and delivered against payment of the purchase price therefor, the Senior Notes will constitute valid and binding obligations of each of the Issuers, enforceable in accordance with their terms and entitled to the benefits of the Senior Notes Indenture, subject to the effects of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforcement may be sought in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

               (xi) Authorization of the Senior Discount Notes.  The Senior
                    ------------------------------------------
     Discount Notes have been duly authorized by each of the Issuers and, at Closing Time, the Senior Discount Notes will have been duly executed by each of the Issuers and when authenticated in the manner provided for in the Senior Discount Notes Indenture and delivered against payment of the purchase price therefor, the Senior Discount Notes will constitute valid and binding obligations of each of the Issuers, enforceable in accordance with their terms and entitled to the benefits of the Senior Discount Notes Indenture, subject to the effects of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforcement may be sought in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

               (xii)  Description of the Notes and the Indentures.  The Notes
                      -------------------------------------------
     and the Indentures will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed as exhibits to the Registration Statement.

               (xiii)  Authorization of Reorganization Agreements.  Each of the
                       ------------------------------------------
     Reorganization Agreements has been duly authorized, executed and delivered by each of Holdings, the Company, RealtyCo and EquipmentCo, to the extent a party thereto, and constitutes a valid and binding obligation of each of Holdings, the Company, RealtyCo and EquipmentCo, to the extent a party thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by enforcement may be sought in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

               (xiv)  Absence of Defaults and Conflicts.  None of the Issuers or
                      ---------------------------------
     any of the Subsidiaries is in violation of its partnership or incorporation documents or by-laws ("Organization Documents") or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, partnership agreement or document or other agreement or instrument to which such Issuer or Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of an Issuer or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indentures, the Notes and the Reorganization Agreements and the consummation of the transactions contemplated herein and therein (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Issuers, Holdings, EquipmentCo and RealtyCo with their obligations, if any, hereunder and under the Indentures, the Notes and the Reorganization Agreements have been duly authorized by all necessary partnership or corporate action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Issuers or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of

     (i) the provisions of the Organization Documents of any Issuer or any Subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any Issuer or any Subsidiary or any of their respective assets, properties or operations, except, in the case of clause (ii), for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Issuer or any Subsidiary.

               (xv) Absence of Proceedings.  There is no action, suit,
                    ----------------------
     proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Issuers, threatened, against or affecting any of the Issuers or any Subsidiary, or to which any of their respective property or assets is subject, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that could reasonably be expected to result in a Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Issuers of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which any of the Issuers or any Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

               (xvi)  Accuracy of Exhibits.  There are no contracts or documents
                      --------------------
     that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto that have not been so described and filed as required.

               (xvii)  Possession of Intellectual Property.  Each of the Issuers
                       -----------------------------------
     and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them or as contemplated to be operated by them in the Prospectus, and none of the Issuers or the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Issuers or the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (xviii)  Absence of Further Requirements.  No filing with, or
                        -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Issuers of their obligations hereunder, in connection with the offering, issuance or sale of the Notes hereunder or the consummation of the transactions contemplated by this Agreement or the Reorganization Agreements or for the due execution, delivery or performance of the Indentures by the Issuers, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indentures under the 1939 Act.

               (xix)  Possession of Licenses and Permits.  Each of the Issuers
                      ----------------------------------
     and the Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state or local regulatory agencies or bodies necessary to conduct the business now operated by them or as contemplated to be operated by them in the Prospectus, except where the failure to possess any such Governmental License would not reasonably be expected to have a Material Adverse Effect; each of the Issuers and the Subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Issuers or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (xx) Title to Property.  Each of the Issuers and the Subsidiaries
                    -----------------
     has good and marketable title to all real property owned by it and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuers or any of the Subsidiaries; and all of the leases and subleases material to the business of the Issuers and the Subsidiaries, considered as one enterprise, and under which the Issuers or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and none of the Issuers or any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any of the Issuers or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuers or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

               (xxi)  Compliance with Cuba Act.  Each of the Issuers and the
                      ------------------------
     Subsidiaries has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with

     Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

               (xxii)  Investment Company Act.  None of the Issuers is, and upon
                       ----------------------
     the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxiii)  Registration Rights.  There are no persons with
                        -------------------
     registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Issuers under the 1933 Act.

          (b) Officer's Certificates.  Any certificate signed by any officer of
              ----------------------
any of the Issuers or any of the Subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Issuers to each Underwriter as to the matters covered thereby.

          Section 2.  Sale and Delivery to
                      Underwriters; Closing.
                      ---------------------

          (a) Notes.  On the basis of the representations and warranties herein
              -----
contained and subject to the terms and conditions herein set forth, the Issuers, as joint and several obligors, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuers, at the prices set forth in Schedule B-1, with respect to the Senior Notes, and Schedule B-2, with respect to the Senior Discount Notes, the aggregate principal amount of Senior Notes and the aggregate principal amount at maturity of Senior Discount Notes set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Senior Notes or principal amount at maturity of Senior Discount Notes that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Payment.  Payment of the purchase price for, and delivery of
              -------
certificates for, the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Issuers, at 10:00 A.M. (Eastern time), on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Issuers (such time and payment and delivery being herein called "Closing Time").

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch and Lehman, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Notes that it has agreed to purchase.

          (c) Denominations; Registration.  Certificates for the Notes shall be
              ---------------------------
in such denominations ($1,000 principal amount of Senior Notes or integral multiples thereof and $1,000 principal amount at maturity of Senior Discount Notes or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The Notes will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

          3.Covenants of the Issuers.  Each of the Issuers covenants with each
            ------------------------
Underwriter as follows:

          (a) Compliance with Notes Regulations and Commission Requests.  The
              ---------------------------------------------------------
     Issuers, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Issuers will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as they deem necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuers will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments.  The Issuers will give the Underwriters
              --------------------
     notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

          (c) Delivery of Registration Statements.  The Issuers have furnished
              -----------------------------------
     or will deliver to each of the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts.

          (d) Delivery of Prospectuses.  The Issuers have delivered to each
              ------------------------
     Underwriter, without charge, as many
     copies of each preliminary prospectus as such Underwriter reasonably requested, and the Issuers hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Issuers will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Notes Exchange Act of 1934, as amended (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.

          (e) Continued Compliance with Securities Laws.  The Issuers will
              -----------------------------------------
     comply with the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Issuers, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Issuers will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Issuers will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications.  The Issuers will use their best efforts,
              -----------------------
     in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Issuers shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject themselves to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject. In each jurisdiction in which the Notes have been so qualified, the Issuers will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement. The Issuers will also supply the Underwriters with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Underwriters may request.

          (g) Rule 158.  The Issuers will timely file such reports pursuant to
              --------
     the 1934 Act as are necessary in order to make generally available to their securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds.  The Company will use the net proceeds received by it
         ---------------
from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds."

          SECTION 4.  Payment of Expenses.
                      -------------------

          (a) Expenses.  Each of the Issuers agrees, jointly and severally, to
              --------
pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement Among Underwriters, the Indentures and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes,
(iii) the preparation, issuance and delivery to the Underwriters of the certificates for the Notes, (iv) the fees and disbursements of the Issuers' counsel, accountants and other advisors, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and the Prospectus and any amendments or supplements thereto, and the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of the Trustees, including the fees and disbursements of counsel for the Trustees in connection with the Indentures and the Notes, (viii) any fees payable in connection with the rating of the Notes and (ix) the filing fees incident to the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Notes.

          (b) Termination of Agreement.  If this Agreement is terminated by the
              ------------------------
Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Issuers shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5.  Conditions of the Underwriters' Obligations.  The
                      -------------------------------------------
obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1 hereof or in certificates of any officer of the Issuers or any Subsidiary delivered pursuant to the provisions hereof, to the performance by each of the Issuers of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement.  The Registration
              ---------------------------------------
     Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Issuers have elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinion of Counsel for the Issuers.  At the Closing Time, the
              ----------------------------------
     Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Simpson, Thacher & Bartlett, counsel for the Issuers, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto.

          (c) Opinion of Special Counsel for the Issuers.  At the Closing Time,
              ------------------------------------------
     the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Morrison & Forester, special counsel for the Issuers, in form and substance satisfactory to counsel for the Underwriter, to the effect set forth in Exhibit B hereto.

          (d) Opinion of Associate General Counsel of the Company.  At the
              ---------------------------------------------------
     Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Charles R. Wunsch, Associate General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto.

          (e) Opinion of Counsel for Underwriters.  At Closing Time, the
              -----------------------------------
     Underwriters shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to the matters set forth in clauses (vi) through (xi), inclusive, and the view expressed in the last paragraph of Exhibit A hereto. In giving such opinions such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States, the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Issuers and the Subsidiaries and certificates of public officials.

          (f) Officers' Certificate.  At Closing Time, there shall not have
              ---------------------
     been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of each of the Issuers and of the chief financial or chief accounting officer of each of the Issuers, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Issuers has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officers' knowledge, are contemplated by the Commission.

          (g) Accountants' Comfort Letters.  At the time of the execution of
              ----------------------------
     this Agreement, the Underwriters shall have received from each of Deloitte & Touche LLP and Price Waterhouse LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in the accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (h) Bring-down Comfort Letters.  At Closing Time, the Underwriters
              --------------------------
     shall have received from each of Deloitte & Touche LLP and Price Waterhouse LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (i) Maintenance of Rating.  At Closing Time, the Notes shall be rated
              ---------------------
     at least [     ] by Moody's Investor's Service Inc. and [     ] by Standard
     & Poor's Corporation, and the Issuers shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review its rating of the Notes.

          (j) Additional Documents.  At Closing Time, counsel for the
              --------------------
     Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (k) Capital Contribution Agreement.  The Company shall have entered
              ------------------------------
     into a Capital Contribution Agreement with Sprint Corporation, Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. on terms reasonably acceptable to the Underwriters.

          (l) Termination of Agreement.  If any condition specified in this
              ------------------------
     Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Issuers at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in
     Section 4 and except
     that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6.  Indemnification.
                      ---------------

          (a) Indemnification of Underwriters.  Each of the Issuers agrees to
              -------------------------------
jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuers; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen jointly by Merrill Lynch and Lehman), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
- - --------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that, as to any preliminary
                         ----------------
prospectus, this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim, damage, liability or action arising from the sale of Notes to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the 1933 Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Issuers with Section 3(d).

          (b) Indemnification of Issuers, Directors and Officers.  Each
              --------------------------------------------------
Underwriter severally agrees to indemnify and hold harmless the Issuers, their respective directors, partnership board representatives or similar officials, each of its officers who signed the Registration Statement, and each person, if any, who controls an Issuer within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Actions Against Parties; Notification.  Each indemnified party
              -------------------------------------
shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected jointly by Merrill Lynch and Lehman, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected jointly by the Issuers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be
counsel to the indemnified party.   Notwithstanding the second preceding
sentence, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action in accordance with the preceding sentence, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement Without Consent if Failure to Reimburse.  If at any
              --------------------------------------------------
time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel reimbursable under Section 6(a), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7.  Contribution.  If the indemnification provided for in
                      ------------
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Issuers on the one hand and the Underwriters on the other hand in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Issuers and the total underwriting discount and commission received by the Underwriters, in each case as set forth on the cover page of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Notes as set forth on such cover.

          The relative fault of the Issuers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director, partnership board representative or similar official of the Issuers, each officer of the Issuers who signed the Registration Statement and each person, if any, who controls an Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuers. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Senior Notes and principal amount at maturity of Senior Discount Notes set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
- - --------
Agreement or in certificates of officers of the Issuers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Issuers or any Controlling Person, and shall survive delivery of the Notes to the Underwriters.

          SECTION 9.  Termination of Agreement.
                      ------------------------

          (a) Termination; General.  The Underwriters may terminate this
              --------------------
Agreement, by notice to the Issuers, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities.  If this Agreement is terminated pursuant to this
              -----------
Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

          SECTION 10.  Default by One or More of the Underwriters.  If any
                       ------------------------------------------
Underwriter shall fail at Closing Time to purchase the Notes that it is obligated to purchase under this Agreement (the "Defaulted Notes"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for the non-defaulting Underwriters, or any other underwriter, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

          (a) if the principal amount of Defaulted Notes does not exceed 10% of the principal amount of Notes to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the principal amount of Defaulted Notes exceeds 10% of the principal amount of Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or either of the Issuers, except that the Issuers will continue to be liable for the payment of expenses to the extent set forth in Section 4.

          No action pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either the Underwriters or the Issuers shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other document or arrangement. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

          SECTION 11.  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Bennett Rosenthal and to Lehman at Three World Financial Center, 200 Vesey Street, New York, New York 10285, attention of Robert D. Redmond; and notices to the Issuers shall be directed to the Company at 4900 Main Street, 12th Floor, Kansas City, Missouri 64112, attention of Joseph M. Gensheimer, Esq.

          SECTION 12.  Parties.  This Agreement shall inure to the benefit of
                       -------
and be binding upon the Underwriters and each of the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm, partnership or corporation, other than the Underwriters and the Issuers and their respective successors and the controlling persons and officers and directors or similar officials referred in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and each of the Issuers and their respective successors, and said controlling persons and officers, directors and partnership board representatives or similar officials and their heirs and legal representatives, and for the benefit of no other person, firm, partnership or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED
                       ----------------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 14.  Effect of Headings.  The Article and Section headings
                       ------------------
herein are for convenience only and shall not affect the construction hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and each of the Issuers in accordance with its terms.

                                   Very truly yours,


                                   SPRINT SPECTRUM, L.P.

                                   By:  Sprint Spectrum Holding
                                        Company, L.P., its General
                                        Partner


                                   By:
                                       -------------------------------
                                        Name:
                                        Title:


                                   SPRINT SPECTRUM FINANCE
                                     CORPORATION


                                   By:
                                       -------------------------------
                                       Name:
                                       Title:
CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By:
    -------------------------------
    Name:
    Title:

LEHMAN BROTHERS INC.

By:
    -------------------------------
    Name:
    Title:

CHASE SECURITIES INC.


By:
    -------------------------------
    Name:
    Title:


DONALDSON LUFKIN & JENRETTE
     SECURITIES CORPORATION


By:
    -------------------------------
    Name:
    Title:


SALOMON BROTHERS INC


By:
    -------------------------------
    Name:
    Title:

                                   SCHEDULE A


                                                                    Principal
                                                                    Amount of
     Name of Underwriter                                            Senior Notes
     -------------------                                            ------------

Merrill Lynch, Pierce, Fenner &
          Smith Incorporated  . . . . . . . . . . . . . . . .

Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . .

Chase Notes Inc.  . . . . . . . . . . . . . . . . . . . . . .

Donaldson, Lufkin & Jenrette Securities
          Corporation . . . . . . . . . . . . . . . . . . . .

Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . .


                                                                    ------------

Total       . . . . . . . . . . . . . . . . . . . . . . . . .       $150,000,000
                                                                    ============


                                                                Principal Amount
                                                                at Maturity
                                                                of Senior
     Name of Underwriter                                        Discount Notes
     -------------------                                        ----------------

Merrill Lynch, Pierce, Fenner & Smith
          Incorporated  . . . . . . . . . . . . . . . . . . .

Lehman Brothers Inc.  . . . . . . . . . . . . . . . . . . . .

Chase Notes Inc.  . . . . . . . . . . . . . . . . . . . . . .

Donaldson, Lufkin & Jenrette Securities
          Corporation . . . . . . . . . . . . . . . . . . . .

Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . .

                                                                    ------------

Total       . . . . . . . . . . . . . . . . . . . . . . . . .       $150,000,000
                                                                    ============

                                   Sch. A-1

                                  SCHEDULE B-1


                              Sprint Spectrum L.P.
                      Sprint Spectrum Finance Corporation

                    $150,000,000 aggregate principal amount
                        of [   ]% Senior Notes due 2006


          1.  The initial public offering price of the Senior Notes, determined
as provided in said Section 2, shall be [   ]% of the principal amount thereof,
plus accrued interest, if any, from [      ], 1996.

          2.  The purchase price of the Senior Notes to be paid by the
Underwriters shall be [   ]% of the principal amount thereof.

          3.  The interest rate to be borne by the Senior Notes shall be [   ]%
per annum.

          4.  The Senior Notes will mature on [      ], 2006.

          5.  The Senior Notes will be redeemable at the election of the Issuers
at [   ]% of their principal amount at any time on or after [      ], 2001 and
prior to [      ], 2002, at [   ]% of their principal amount on or after [
], 2002 and prior to [      ], 2003, at [   ]% of their principal amount on or
after [      ], 2003 and prior to [      ], 2004, and at 100% of their principal
amount at any time on or after [      ], 2004, in each case plus accrued and
unpaid interest, if any to the redemption date.

          6.  The redemption price of the Senior Notes upon a Public Equity
Offering (as defined in the Registration Statement) shall be [   ]% of the
originally issued principal amount thereof.

          7.  The interest payment dates shall be each [      ] and [      ],
commencing [      ], 1997.

                                   Sch. B-1

                                  SCHEDULE B-2


                              Sprint Spectrum L.P.
                      Sprint Spectrum Finance Corporation

              $[      ] aggregate principal amount at maturity of
                     [   ]% Senior Discount Notes due 2006


          1.  The initial public offering price of the Senior Discount Notes,
determined as provided in said Section 2, shall be [   ]% of the principal
amount at maturity thereof, plus accrued Accreted Value (as defined in the
Senior Discount Notes Indenture), if any, from [      ], 1996.

          2.  The purchase price of the Senior Discount Notes to be paid by the
Underwriters shall be [   ]% of the principal amount at maturity thereof.

          3.  The interest rate to be borne by the Senior Discount Notes shall
be [   ]% per annum.

          4.  The Senior Discount Notes will mature on [      ], 2006.

          5.  The Senior Discount Notes will be redeemable at the election of
the Issuers at [   ]% of their principal amount at maturity at any time on or
after [      ], 2001 and prior to [      ], 2002, at [   ]% of their principal
amount at maturity on or after [      ], 2002 and prior to [      ], 2003, at [
]% of their principal amount at maturity on or after [      ], 2003 and prior to
[      ], 2004, and at 100% of their principal amount at maturity at any time on
or after [      ], 2004, in each case plus accrued and unpaid interest, if any to the redemption date.

          6.  The redemption price of the Senior Discount Notes upon a Public
Equity Offering (as defined in the Registration Statement) shall be [   ]% of
Accreted Value thereof.

          7.  The interest payment dates shall be each [      ] and [      ],
commencing [      ], 2002.

                                   Sch. B-2

                                                                       Exhibit A


                       FORM OF OPINION OF COMPANY COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(B)


          1. FinCo has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has full corporate power and authority to conduct its business as described in the Registration Statement and Prospectus.

          2. Sprint Spectrum has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware and has full partnership power and authority to conduct its business as described in the Registration Statement and Prospectus.

          3. Each of the Indentures has been duly authorized, executed and delivered by each of the Issuers and duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery thereof by the applicable Trustee, constitutes a valid and legally binding obligation of each of the Issuers enforceable against each of the Issuers in accordance with its terms.

          4. The Notes have been duly authorized, executed and issued by each of the Issuers and, assuming due authentication thereof by the Trustees and upon payment and delivery in accordance with the Purchase Agreement, will constitute valid and legally binding obligations of each of the Issuers enforceable against each of the Issuers in accordance with their terms and entitled to the benefits of the Indentures.

          5. The statements made in the Prospectus under the caption "Description of the Notes," insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

            6. The Purchase Agreement has been duly authorized, executed and delivered by each of the Issuers.

          7. The issue and sale of the Notes by each of the Issuers and the compliance by each of the Issuers with all of the provisions of the Purchase Agreement and the Indentures will not breach or result in a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement and which the Issuers have represented lists all material agreements and instruments to which the Issuers or any of their subsidiaries is a party or by which the Issuers or any of their subsidiaries is bound or to which any of the property or assets of the Issuers or any of their subsidiaries is subject, nor will such action violate the Certificate of Incorporation or By-laws of FinCo or the Certificate of Limited Partnership or Partnership Agreement of Sprint Spectrum or any Federal or New York statute or the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any Federal or New York statute or the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act or any order known to us issued pursuant to any Federal or New York statute or the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act by any court or governmental agency or body or court having jurisdiction over the Issuers or any of their subsidiaries or any of their properties.

          8. No consent, approval, authorization, order, registration or qualification of or with any Federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act or, to our knowledge, any Federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law or the Delaware Revised Uniform Limited Partnership Act is required for the issue and sale of the Notes by the Issuers and the compliance by the Issuers with all of the provisions of the Purchase Agreement and the Indentures, except for the registration under the Act of the Notes, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

          9. The Registration Statement has become effective under the Act and the Prospectus was filed on ___________ __, 1996 pursuant to Rule 424(b)( ) of the rules and regulations of the Commission under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission.

          10. The statements made in the Prospectus under the captions "Business -- Legal Proceedings", insofar as they purport to constitute summaries of the terms of legal and governmental proceedings constitute accurate summaries of the terms of such legal and governmental proceedings in all material respects.

          11. To our knowledge, there are no statutes or pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required, or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

          12. The statements made in the Prospectus under the caption "Certain Federal Income Tax Consequences," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

          13. Neither of the Issuers is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended.

          Our opinions set forth in paragraphs 3 and 4 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor, except as and to the extent set forth in paragraphs 5, 10 and 12 above. In the course of the preparation by the Issuers of the Registration Statement and the Prospectus, we participated in conferences with certain officers and employees of the Issuers, with representatives of Deloitte & Touche LLP and Price Waterhouse LLP and with staff counsel of the Issuers. Based upon our examination of the Registration Statement and the Prospectus, our investigations made in connection with the preparation of the Registration Statement and the Prospectus and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of its effective date, and the

Prospectus, as of ___________ __, 1996, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the applicable rules and regulations of the Commission, except that in each case we express no opinion with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus, and (ii) we have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no belief with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                                                                       Exhibit B

                  FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

          We have been requested to provide you with this opinion pursuant to
Section 5(c) of the Purchase Agreement dated ___________, 1996 (the "Purchase Agreement") among the Company, Merrill Lynch & Co., Lehman Brothers Inc., Chase Securities Inc., Donaldson, Lufkin & Jenrette, and Salomon Brothers Inc. This opinion addresses certain licenses listed in Schedule A that are held by WirelessCo, L.P. ("WirelessCo"), a wholly owned subsidiary of the Company. Except as otherwise provided herein, capitalized terms used in this opinion shall be defined as set forth in the Purchase Agreement.

          This Firm has been engaged as special Federal Communications Commission ("FCC") counsel to the Company in connection with the Purchase Agreement. WirelessCo has been authorized by the FCC to provide Personal Communications Services ("PCS"). As special FCC counsel, this opinion is limited to those matters within the jurisdiction of the FCC pertaining to PCS. As to questions of law, the following opinions are based upon only the Communications Act of 1934, as amended by the Telecommunications Act of 1996 ("Communications Act"), and the rules, regulations and published opinions of the FCC relating thereto. We offer no opinion as to any other federal law or the laws, rules or regulations of any state or local governmental or regulatory authority.

          In connection with this opinion, we have examined, and relied upon the FCC licensing records and copies of documents filed by WirelessCo with the FCC and have compared these records to the licenses listed in Schedule A. We also have obtained, and relied upon without independent investigation, such certifications from officers of the Company (the "Officers' Certificates") as we have deemed necessary for purposes of this opinion. We have also examined FCC orders and other records of the FCC's Wireless Telecommunications Bureau (the "FCC Files") and have made telephone inquiries to FCC staff in the FCC's Wireless Telecommunications Bureau with respect to the opinions stated in paragraphs (iv), (v), and (vi) herein.

          As to matters of fact, we have relied upon and assumed the accuracy and completeness of the FCC files, the documents filed by WirelessCo with the FCC, and the Officers' Certificate(s). In rendering this opinion, we have not independently investigated, established or verified the factual basis of any opinion set forth herein, and, unless otherwise indicated herein, have relied for such matters solely upon the FCC Files, the documents filed by WirelessCo with the FCC and the Officers' Certificate(s). In particular, we have assumed that there have been no modifications to, assignments of, name changes or any other changes to the licenses listed in Schedule A.

          We have assumed: (i) the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies thereof submitted to us as certified, conformed or photostatic copies for our examination; (ii) that the signatures on all documents examined by us are genuine; (iii) that where any such signature purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such documents had authority to do so; and (iv) that all public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities are true, correct and complete.

          Based upon our examination of the foregoing documents, records and disclosures and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

          (i) The issuance and sale of each of the Senior Notes and the Senior Discount Notes and the consummation by the Issuers of all of the transactions contemplated by the Purchase Agreement will not result in a violation of the Communications Act or any order, rule or regulation of the FCC.

          (ii) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body is required under the Communications Act or the rules and regulations of the FCC for the issuance and sale of each of the Senior Notes and the Senior Discount Notes or the consummation by the Issuers of the transactions contemplated by the Purchase Agreement.

          (iii) WirelessCo owns or has the right to use or manage all of the Governmental Licenses listed in Schedule A, without any known conflict with the rights of others or which, taken in the aggregate, would not materially or adversely affect: (i) the business, operations, assets or financial condition of the Issuers and the Subsidiaries (taken as a whole), or (ii) the ability of the Issuers to perform their obligations under the Purchase Agreement. Such Governmental Licenses are in full force and effect and such counsel is not aware of any other licenses required by the Issuers or the Subsidiaries to conduct its business as now operated or as contemplated to be operated by it.

          (iv) Such counsel is not aware of any material respect in which the operation of the Issuers' and the Subsidiaries' businesses is not in accordance with the Governmental Licenses, the Communications Act and all orders, rules and regulations of the FCC.

          (v) Except as described in the Prospectus, such counsel does not know of any material proceedings threatened, pending or contemplated before the FCC against or involving the properties, businesses or Governmental Licenses of the Issuers and the Subsidiaries.

          (vi) To the best of such counsel's knowledge, subject to the qualification in (v) above, no event has occurred that permits, or with notice or lapse of time or both would permit the revocation or termination of any of the Governmental Licenses or that might result in any other material impairment of the rights of the Issuers or the Subsidiaries therein.

          (vii) The statements made in the Prospectus under the captions "Risk Factors -- Network Buildout and System Implementation Risks -- Relocation of Microwave Paths"; "-- Government Regulation" and "Business -- The Wireless Telecommunications Industry"; "-- Regulation," insofar as such statements purport to constitute summaries of relevant Federal communications laws or related legal and governmental proceedings, constitute accurate summaries of the terms of such laws and proceedings in all material respects.

          Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on the best of our knowledge or words to such effect it is intended to signify that, in the course of our representation of the Company, in connection with the Purchase Agreement, none of Cheryl A. Tritt, Joan E. Neal and Joyce H. Jones (the only attorneys of this Firm with substantive involvement in this matter) acquired actual knowledge of the existence or absence of any such facts. Please be advised that the above-named persons are the only attorneys of this firm who have been actively engaged in the representation of the Company in connection with the Purchase Agreement. Except to the extent expressly stated herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of the Company.

          The opinion expressed herein is rendered as of the date of this letter and is specific to the transactions and the documents referred to herein. This opinion may not be relied upon for any other purpose or by any other person or entity without our prior written consent. This opinion is furnished solely for your benefit, upon the understanding that we are not hereby assuming professional responsibility to any other person or entity whatsoever and have no responsibility to advise you of any changes in the facts, or of any circumstances or developments after the date hereof that would or might conflict with any of the assumptions herein stated.

                                                                       Exhibit C



                  FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL
                                 OF THE COMPANY
                    TO BE DELIVERED PURSUANT TO SECTION 5(d)


     (i) Each of Wireless Co, L.P., Sprint Spectrum Equipment Company, L.P., Sprint Spectrum Realty Company, L.P. and Sprint Spectrum Finance Corporation, which are subsidiaries of the Company (the "Subsidiaries"), has been duly organized and is validly existing as a limited partnership or corporation, as the case may be, in good standing under the laws of its jurisdiction of organization or incorporation, and each such Subsidiary has full partnership or corporate power and authority, as the case may be, to conduct its business as described in the Registration Statement and Prospectus. Each Subsidiary is duly qualified as a foreign partnership or corporation to transact business and is in good standing in each jurisdiction set forth in Exhibit A hereto; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding equity interests of each Subsidiary have been duly authorized and validly issued and is owned by the Company, directly or through Subsidiaries, to the best of my knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

     (ii) Each of Sprint Spectrum Holding Company, L.P. and Sprint Spectrum, L.P. is and since the date of its organization has been treated for federal income tax purposes as a partnership and not as a publicly-traded partnership.

     (iii) To the best of my knowledge, neither the Issuers nor any of the Subsidiaries are in violation of their respective Organization Documents, and no default by the Issuers or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, partnership document or other agreement or instrument that is described in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement.

          (iv) Except as provided in Section 12.6 of the Partnership Agreement of Sprint Spectrum Holding Company, L.P., to my knowledge, there are no contracts or agreements between the Issuers and any person granting such person the right to require the Issuers to include any securities of the Issuers owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

          (v) The statements made in the Prospectus under the caption "The Partnership Agreements," insofar as they purport to constitute summaries of the terms of contracts and other documents constitute accurate summaries of the terms of such contracts and other documents in all material respects.

          I have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus and take no responsibility therefor, except as and to the extent set forth in paragraph (v) above. In the course of the preparation by the Issuers of the Registration Statement and the Prospectus, I participated in conferences with certain officers and employees of the Issuers, with representatives of Deloitte & Touche LLP and Price Waterhouse LLP and with counsel to the Issuers. Based upon my examination of the Registration Statement and the Prospectus, my investigations made in connection with the preparation of the Registration Statement and the Prospectus and my participation in the conferences referred to above, I have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case I express no belief with respect to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

                                       2